UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:

October 1, 2005

(Date of earliest event reported)

SPECTRUM BRANDS, INC.

(Exact Name of Registrant as Specified in Charter)

Wisconsin	001-13615	22-2423556
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Six Concourse Parkway, Suite 3300, Atlanta, Georgia 30328

(Address of principal executive offices, including zip code)

(770) 829-6200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective as of October 1, 2005, Spectrum Brands, Inc. (the “Company”) entered into an Amended and Restated Employment Agreement (the “Employment Agreement”) with David A. Jones, the Chairman of the Board and Chief Executive Officer. The Employment Agreement replaces Mr. Jones’ previous employment agreement with the Company dated October 1, 2004. The following description of the Employment Agreement is qualified in its entirety by reference to the terms of the Employment Agreement, which is filed as Exhibit 10.1 hereto.

The Employment Agreement expires on September 30, 2009. Mr. Jones has the right to resign and terminate the Employment Agreement at any time upon at least 60 days’ notice. Upon such resignation, the Company must pay any unpaid base salary through the date of termination to Mr. Jones. Mr. Jones has the option to relinquish the Chief Executive Officer position on October 1, 2008 and remain as an employee through September 30, 2009, subject to reduction in his salary and bonus.

Upon termination of Mr. Jones’ employment due to death or disability, the Company will pay Mr. Jones or his estate, as applicable, (a) his base salary over the following 24 months, (b) double the pro rata portion (based on days worked and percentage of achievement of annual performance goals) of the annual bonus payable to Mr. Jones (unless the Board determines to pay a greater amount in its sole discretion) and (c) additional salary of $18,500 annually (or, for any partial year, the pro rata portion) for the remainder of the term. Upon the Company’s termination of Mr. Jones’ employment without cause, the Company will pay him (a) his base salary for the remainder of the term (or 24 months following such termination, if greater), (b) his annual bonus (provided the Company achieves it performance goals) for the remainder of the term (or 24 months following such termination, if greater), and (c) additional salary of $18,500 annually (or, for any partial year, the pro rata portion) for the remainder of the term (or 24 months following such termination, if longer).

The Company has the right to terminate Mr. Jones’ employment for “cause” (as defined therein), in which event the Company is obligated to pay to Mr. Jones any unpaid base salary accrued through the date of termination.

During the term of the Employment Agreement or the period of time served as an employee or director, and for one year thereafter, Mr. Jones shall not engage in or own any business which is involved in the industries in which the Company is engaged.

Mr. Jones’ annual base salary is $900,000 and may be increased from time to time at the discretion of the Board. Mr. Jones will also receive additional salary at a rate of $18,500 annually for miscellaneous expenses and is entitled to an annual bonus based upon 125% of his base salary if the Company achieves certain annual performance goals established by the Board (subject to increase at the discretion of the Board).

Mr. Jones is entitled to participate in the Company’s equity-based compensation plans. Mr. Jones was awarded a restricted stock grant of shares of the Company’s Common Stock with a “Fair

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Market Value” (as such term is defined in the Company’s 2004 Incentive Plan) as of October 1, 2005 equal to $2,400,000, subject to certain vesting requirements. Additionally, Mr. Jones will be awarded, on October 1, 2005 and each succeeding October 1, through October 1, 2008, shares of Common Stock with a Fair Market Value equal to the greater of $2,225,000 or 225% of his base salary then in effect, subject to certain vesting requirements.

Mr. Jones was paid a $2,200,000 retention bonus on October 1, 2005 pursuant to the terms of his employment agreement immediately prior to the October 1, 2005 amendments.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit Number	Description of Exhibit
10.1	Amended and Restated Employment Agreement between the Company and David A. Jones, dated as of October 1, 2005.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2005	SPECTRUM BRANDS, INC.

	By:	/s/ Randall J. Steward
	Name:	Randall J. Steward
	Title:	Executive Vice President and
Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Amended and Restated Employment Agreement between the Company and David A. Jones, dated as of October 1, 2005.

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